Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholder

Parsley Energy, Inc.:

We consent to the use of our report dated May 5, 2014 with respect to the balance sheet as of March 31, 2014, included herein, and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

Dallas, Texas

May 12, 2014